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                                                                    Exhibit 21.1

                                 SUBSIDIARY LIST*



                                                          STATE OF INCORPORATION
             NAME OF SUBSIDIARY                              OR ORGANIZATION
             ------------------                           ----------------------

1.  Alpha Coal Sales Co., LLC                              Delaware

2.  Alpha Land and Reserves, LLC                           Delaware

3.  Alpha Natural Resources, LLC                           Delaware

4.  Alpha Natural Resources Capital Corp.                  Delaware

5.  Alpha Natural Resources Services, LLC                  Delaware

6.  Alpha NR Holding, Inc.                                 Delaware

7.  Alpha NR Ventures, Inc.                                Delaware

8.  Alpha Terminal Company, LLC                            Delaware

9.  AMFIRE, LLC                                            Delaware

10.  AMFIRE Holdings, Inc.                                 Delaware

11.  AMFIRE Mining Company, LLC                            Delaware

12. AMFIRE WV, L.P.                                        Delaware

13. ANR Holdings, LLC                                      Delaware

14. Black Dog Coal Corp.                                   Virginia

15. Brooks Run Mining Company, LLC                         Delaware

16. Dickenson-Russell Coal Company, LLC                    Delaware

17. Enterprise Mining Company, LLC                         Delaware

18. Esperanza Coal Co., LLC                                Delaware

19. Gallup Transportation and Transloading
    Company, LLC.                                          New Mexico

20. Herndon Processing Company, LLC                        West Virginia

21. Kepler Processing Company, LLC                         West Virginia

22. Kingwood Mining Company, LLC                           Delaware

23. Litwar Processing Company, LLC                         West Virginia

24. Maxxim Rebuild Co., LLC                                Delaware

25. Maxxim Shared Services, LLC                            Delaware

26. Maxxum Carbon Resources, LLC                           Delaware

27. McDowell-Wyoming Coal Company, LLC                     Delaware

28. NATIONAL KING COAL LLC                                 Colorado

29. Paramont Coal Company Virginia, LLC                    Delaware

30. Riverside Energy Company, LLC                          West Virginia

31. Solomons Mining Company                                West Virginia


* To become subsidiaries following the internal restructuring as described in the prospectus under "Internal Restructuring."